UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2012

LIGHTYEAR NETWORK SOLUTIONS, INC.

(Exact name of registrant as specified in Charter)

Nevada	000-32451	91-1829866
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1901 Eastpoint Parkway

Louisville, Kentucky 40223

(Address of Principal Executive Offices)

502-244-6666

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 19, 2012, Lightyear Network Solutions, LLC (“Lightyear”), the wholly owned subsidiary of Lightyear Network Solutions, Inc. (the "Company"), entered into a revolving $500,000 secured commercial promissory note (the "Credit Facility") with Central Bank of Jefferson County, Inc. (the “Bank”). The Company may draw on the Credit Facility from time to time to fund ongoing working capital needs.

The Credit Facility matures on December 19, 2013 and bears interest at an annual rate equal to the Bank’s “Index Rate,” plus 1.75%, but the rate will never be more than 5.00%. The Company is required to make monthly interest payments on any outstanding amounts through December 19, 2013, with the outstanding principal amount payable at maturity. The Bank’s “Index Rate” is a variable rate designated and announced by the Bank from time to time. On December 19, 2012, the Bank’s “Index Rate” was 3.25%. Payments under the Credit Facility are subject to a 5% late fee and, in cases of default, the interest rate of the Credit Facility will be increased by 5%.

Borrowings under the Credit Facility may be prepaid at any time, without premium or penalty, and are secured by: (1) a security interest in all of Lightyear assets, as described in a Security Agreement between Lightyear and the Bank; and (2) the personal guaranty of Chris T. Sullivan.

Mr. Sullivan is a director of the Company and also a director and member of LY Holdings, LLC (“LYH”), the Company’s largest shareholder. As of December 19, 2012, LYH owned 45.3% of the Company’s common stock.

The Credit Facility contains customary events of default for: nonpayment of principal, interest, fees or other amounts; material inaccuracy of a representation or warranty; violation of other covenants; cross-default of other material indebtedness; bankruptcy events; material judgments; impairment of the Bank’s perfection in the collateral; and invalidity of the guaranty.

There are no material relationships between the Company, Lightyear or their affiliates, and the Bank, other than as described above.

The foregoing descriptions of the various loan documents do not purport to be complete and are qualified in their entirety by reference to those documents which are attached as exhibits hereto and incorporated herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is hereby incorporated in this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

10.1	Commercial Note, dated as of December 19, 2012 by Lightyear Network Solutions, LLC to Central Bank of Jefferson County, Inc.

10.2	Security Agreement, dated as of December 19, 2012 between Lightyear Network Solutions, LLC to Central Bank of Jefferson County, Inc.

10.3	Guaranty, dated December 19, 2012, by Chris T. Sullivan in favor of Central Bank of Jefferson County, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTYEAR NETWORK SOLUTIONS, INC.

Date: December 24, 2012	By:	/s/ Stephen M. Lochmueller
Stephen M. Lochmueller
Chief Executive Officer